As filed with the Securities and Exchange Commission on June 1, 2005
Registration No. 333-61757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TD BANKNORTH INC.

(Exact name of Registrant as specified in its charter)

Delaware	6022	01-0437984

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
(207) 761-8500

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

William J. Ryan
Chairman, President and Chief Executive Officer
TD Banknorth Inc.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
(207) 761-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Gerard L. Hawkins, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W.
Suite 1200
Washington, D.C. 20005
(202) 347-0300

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE NO. 1

     This Registration Statement is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (“Securities Act”), to notify the Securities and Exchange Commission that TD Banknorth Inc., a Delaware corporation (“TD Banknorth”), is the successor to Banknorth Group, Inc., a Maine corporation (“Banknorth”), and to amend the Registration Statement accordingly.

     TD Banknorth is the successor to Banknorth as a result of the reincorporation merger of Banknorth with and into Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth. This merger was effective on March 1, 2005. Immediately following the reincorporation merger, also on March 1, 2005, a wholly-owned subsidiary of The Toronto-Dominion Bank (“TD”) merged into Banknorth Delaware Inc. with Banknorth Delaware Inc. continuing as the surviving corporation under the name “TD Banknorth Inc.” As a result of this merger, TD acquired 51% of the outstanding shares of common stock of TD Banknorth. Immediately prior to the foregoing mergers, Banknorth Delaware Inc. (now known as TD Banknorth Inc.) had no assets or liabilities other than nominal assets or liabilities.

     Pursuant to Rule 414(d) under the Securities Act, TD Banknorth, as successor to Banknorth, hereby adopts this Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

EXPLANATORY NOTE NO. 2

     This registration statement contains two forms of prospectus: one to be used by the registrant in connection with the issuance and sale from time to time by the registrant of shares of its common stock, par value $0.01 per share (the “Common Stock”), in connection with its acquisition of the securities and assets of other businesses (the “Company Prospectus”) and one to be used by certain persons who have received shares of Common Stock of the registrant in connection with acquisitions by the registrant of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Selling Stockholders Prospectus”). The Company Prospectus and the Selling Stockholders Prospectus will be identical in all respects except that they will contain a different cover page and the Selling Stockholders Prospectus will contain a different section captioned “Plan of Distribution.” The Company Prospectus is included herein and is followed by those pages to be used in the Selling Stockholders Prospectus that differ from, or are in addition to, those in the Company Prospectus. Each of the alternate or additional pages for the Selling Stockholders Prospectus included herein has been labeled “Alternate Page for Selling Stockholders Prospectus.” If required pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, copies of each of the prospectuses in the forms in which they are used after the registration statement becomes effective will be filed with the Securities and Exchange Commission.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Prospectus

Subject To Completion, Dated June 1, 2005

3,012,111 Shares

TD BANKNORTH INC.

Common Stock

     This prospectus covers 3,012,111 shares of common stock which may be offered and issued by TD Banknorth Inc. (“TD Banknorth”), a Delaware corporation and a majority-owned subsidiary of The Toronto-Dominion Bank (“TD”), from time to time in connection with the merger with or acquisition by TD Banknorth or its subsidiaries of the assets or securities of financial institutions and businesses in which financial holding companies and their subsidiaries can engage under the Bank Holding Company Act of 1956, as amended. The consideration for any such acquisitions may consist of common stock, cash, notes or other evidences of debt, convertible or exchangeable securities, assumptions of liabilities or a combination thereof.

     It is expected that the terms of acquisitions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by us, or in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. We anticipate that the common stock issued in any such acquisition will be valued at a price reasonably related to the market value of the common stock either at the time of the agreement on the terms of an acquisition or at the time of delivery of the common stock.

     We do not expect that an underwriting discount or commission will be paid by us in connection with issuances of common stock pursuant to this prospectus. However, finders’ fees, brokers’ commissions or financial advisory fees may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of common stock covered by this prospectus. Any person receiving any such fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.

     Our common stock is traded on the New York Stock Exchange under the symbol “BNK.” We urge you to obtain current market quotations for our common stock.

     You should carefully consider the information under “Risk Factors” beginning on page 3 in determining whether to invest in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved our common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities offered hereby are equity securities and are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government entity.

The date of this prospectus is                               , 2005.

     You should only rely on the information incorporated by reference or provided in this prospectus. We have not authorized any other person, firm or entity to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

     In this document, the words “TD Banknorth,” “we,” “our” and “us” refer to TD Banknorth Inc. and, unless the context otherwise requires, our predecessor Banknorth Group, Inc.

(i)

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus .

     We file annual, quarterly and current reports, proxy statements and other information with the SEC (SEC File No. 0-51179) and we are the successor for reports filed by Banknorth Group, Inc. (SEC File No. 1-31211). You may read and copy any document that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate herein by reference the following documents:

•	Annual Report on Form 10-K filed by Banknorth Group, Inc. for the year ended December 31, 2004, as amended; and

•	all reports that have been filed by us (including our predecessor, Banknorth Group, Inc.) pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-K referred to above.

     We also incorporate herein by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the termination of the offering of the securities offered hereby.

     You may request a copy of filings which are incorporated herein by reference, at no cost, by writing or telephoning us at the following address:

TD Banknorth Inc.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
Attn: Investor Relations Department
(207) 761-8500

FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our business plans or strategies, projected or anticipated benefits from acquisitions made by or to be made by us, projections involving anticipated revenues, earnings, profitability or other aspects of our operating results or other future developments in our affairs or the industry in which we conduct business. Forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “estimate” or similar expressions.

     Although we believe that the anticipated results or other expectations reflected in our forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. Forward-looking statements involve risks, uncertainties and assumptions (some of which are beyond our control), and as a result actual results may differ materially from those expressed in forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere herein:

•	our investments in our businesses and in related technology could require additional incremental spending, and might not produce expected deposit and loan growth and anticipated contributions to our earnings;

•	general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for loan and lease losses or a reduced demand for credit or fee-based products and services;

•	changes in the domestic interest rate environment could reduce net interest income and could increase credit losses;

•	the conditions of the securities markets could change, which could adversely affect, among other things, the value or credit quality of our assets, the availability and terms of funding necessary to meet our liquidity needs and our ability to originate loans and leases;

•	changes in the extensive laws, regulations and policies governing financial holding companies and their subsidiaries could alter our business environment or affect our operations;

•	the potential need to adapt to industry changes in information technology systems, on which we are highly dependent, could present operational issues or require significant capital spending;

•	competitive pressures could intensify and affect our profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the internet or bank regulatory reform;

•	acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; and

•	acts or threats of terrorism, and actions taken by the United States or other governments as a result of such acts or threats, including possible military action, could further adversely affect business and economic conditions in the United States generally and in our principal markets, which could have an adverse effect on our financial performance and that of our borrowers and on the financial markets and the price of our common stock.

     You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by federal securities laws.

RISK FACTORS

     Prospective investors should consider carefully the following factors in addition to the other information included or incorporated by reference in this prospectus before making an investment in the common stock.

There are increased risks involved with multi-family residential, commercial real estate, commercial business and consumer lending activities

     Our lending activities include loans secured by existing multi-family residential and commercial real estate. In addition, from time to time we originate loans for the construction of multi-family residential real estate and land acquisition and development loans. Multi-family residential, commercial real estate and construction lending generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful completion or operation of the project for repayment, the difficulties in estimating construction costs and loan terms which often do not require full amortization of the loan over its term and, instead, provide for a balloon payment at stated maturity. Our lending activities also include commercial business loans and leases to small to medium businesses, which generally are secured by various equipment, machinery and other corporate assets, and a wide variety of consumer loans, including home improvement loans, home equity loans, education loans and loans secured by automobiles, boats, mobile homes, recreational vehicles and other personal property. Although commercial business loans and leases and consumer loans generally have shorter terms and higher interests rates than mortgage loans, they generally involve more risk than mortgage loans because of the nature of, or in certain cases the absence of, the collateral which secures such loans.

Changes in interest rates could have a material adverse effect on our operations

     Our operating results depend to a large extent on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing liabilities. Changes in the general level of interest rates can affect our net interest income by affecting the spread between our interest-earning assets and interest-bearing liabilities, as well as, among other things, our ability to originate loans; the value of our interest-earning assets and our ability to realize gains from the sale of such assets; the average life of our interest-earning assets; and our ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we believe that the estimated maturities of our interest-earning assets currently are well balanced in relation to the estimated maturities of our interest-bearing liabilities (which involves various estimates as to how changes in the general level of interest rates will impact these assets and liabilities), there can be no assurance that our profitability would not be adversely affected during any period of changes in interest rates.

Our operations are significantly dependent upon economic conditions in our markets and the national economy

     Our profitability is primarily dependent on the profitability of our banking subsidiary, TD Banknorth, NA, which derives substantially all of its loans, deposits and other business from Maine, New Hampshire, Massachusetts, Vermont, eastern New York and Connecticut. The banking industry in these areas is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond our control. There can be no assurance that we will be able to withstand adverse economic changes in the economies in which we conduct business should they occur, or that adverse developments in general economic conditions in the national economy will not adversely affect our financial condition or results of operations. Accordingly, we will remain subject to risks associated with prolonged declines in either local or national economies.

We and our banking subsidiary are subject to capital and other requirements which restrict our ability to pay dividends

     Our ability to pay dividends to our shareholders depends to a large extent upon the dividends we receive from TD Banknorth, NA. Dividends paid by TD Banknorth, NA are subject to restrictions under federal laws and regulations. In addition, we and TD Banknorth, NA must maintain certain capital levels, which may restrict the ability of TD Banknorth, NA to pay dividends to us and our ability to pay dividends to our shareholders.

Holders of our common stock have no preemptive rights and are subject to potential dilution

     Our certificate of incorporation does not provide any shareholder (other than TD, as described under “Description of Common Stock — TD Purchase Rights” on page 11) with a preemptive right to subscribe for additional shares of common stock upon any increase thereof. Thus, upon the issuance of any additional shares of common stock or other voting securities of TD Banknorth or securities convertible into common stock or other voting securities of TD Banknorth, persons who receive shares of our common stock in transactions with us may be unable to maintain their pro rata voting or ownership interest in us.

We are subject to extensive regulation which could adversely affect our business and operations

     We and our subsidiaries are subject to extensive federal and state governmental supervision and regulation, which are intended primarily for the protection of depositors. In addition, we and our subsidiaries are subject to changes in federal and state laws, as well as changes in regulations, governmental policies and accounting principles. The effects of any such potential changes cannot be predicted but could adversely affect the business and operations of us and our subsidiaries in the future.

We face strong competition which may adversely affect our profitability

     We are subject to vigorous competition in all aspects and areas of our business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. We also compete with non-financial institutions, including retail stores that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Certain of our competitors are larger financial institutions with substantially greater resources, lending limits, larger branch systems and a wider array of commercial banking services. Competition from both bank and non-bank organizations will continue.

Our ability to successfully compete may be reduced if we are unable to make technological advances

     The banking industry is experiencing rapid changes in technology. In addition to improving customer services, effective use of technology increases efficiency and enables financial institutions to reduce costs. As a result, our future success will depend in part on our ability to address our customers’ needs by using technology. We cannot assure you that we will be able to effectively develop new technology-driven products and services or be successful in marketing these products to our customers. Many of our competitors have far greater resources than we have to invest in technology.

The Toronto-Dominion Bank exercises significant control over us.

     Because we are a majority-owned subsidiary of TD, TD generally has the ability to control the outcome of any matter submitted for the vote or consent of TD Banknorth shareholders. Pursuant to an amended and restated stockholders agreement, dated as of August 25, 2004, among TD, TD Banknorth and Banknorth Group, Inc. (the “stockholders agreement”), TD may increase the number of Class B directors (who are elected exclusively by TD) at any time to a majority of the entire board of directors of TD Banknorth and all corporate action by the TD Banknorth board requires the affirmative vote of both a majority of the entire board as well as a majority of the Class B directors (whether or not the Class B directors then constitute a majority of the entire board). Accordingly, TD generally is able to control the outcome of all matters that come before the TD Banknorth board except in the specific instances where the stockholders agreement requires separate approval of certain designated independent directors. The stockholders agreement and related provisions of TD Banknorth’s certificate of incorporation also permit TD to retain its majority position on the TD Banknorth board and certain of its governance rights for limited periods of time even after its ownership of TD Banknorth common stock has declined below 50% (but not below 35%) of the outstanding shares.

     As a result of TD’s controlling interest in TD Banknorth, TD has the power, subject to applicable law, to take actions that might be favorable to TD but not necessarily favorable to other TD Banknorth shareholders. In addition, TD’s ownership position and governance rights prevent TD Banknorth from participating in a change of control transaction with a third party unless TD consents to such transaction. Moreover, TD is under no obligation to purchase all of the remaining publicly-held shares of TD Banknorth at any particular time and may, in its discretion, purchase significant additional amounts of TD Banknorth common stock (but generally not in excess of 66 2/3% of the outstanding shares) in the open market or otherwise without making an offer for all remaining publicly-held shares. As a result, the stock of TD Banknorth could trade at prices that do not reflect a “takeover premium” to the same extent as do the stocks of similarly-situated companies that do not have a majority or significant shareholder.

There can be no assurance that our organizational structure will enable us to successfully pursue our acquisition strategy.

     Targeted acquisitions of other banks have been an important strategy in our past. The ability to accomplish such acquisitions depends on a number of factors, including the selling bank’s perception of the quality of the consideration that is being offered in the transaction, expectations for the prospects of the purchaser and, where stock is part of the consideration as it frequently has been, the anticipated performance and liquidity of the purchaser’s stock. There can be no assurance that future acquisition targets will view TD Banknorth, or the liquidity and growth potential of its stock, as favorably following TD’s acquisition of a majority interest in us on March 1, 2005 as they did previously. Accordingly, while we expect that we will be able to continue to grow through acquisitions, there can be no assurance that TD Banknorth will continue to be able to identify and execute beneficial acquisition opportunities.

Conflicts of interest may arise between TD and TD Banknorth, which may be resolved in a manner that adversely affects TD Banknorth’s business, financial condition or results of operations.

     Conflicts of interest may arise between TD Banknorth, on the one hand, and TD and its other affiliates, on the other hand, in areas relating to past, ongoing and future relationships, including corporate opportunities, potential acquisitions, or financing transactions, sales or other dispositions by TD of its interest in TD Banknorth and the exercise of TD of its potential to control the management and affairs of TD Banknorth. Currently several of the directors on the TD Banknorth board are persons who are faced with decisions that could have materially different implications for TD Banknorth and for TD. Our certificate of incorporation and the stockholders agreement contain provisions relating to the allocation of business opportunities that may be suitable for both TD Banknorth and TD. TD Banknorth and TD have not established any other formal procedures for TD Banknorth and TD to resolve potential or actual conflicts of interest between them. There can be on assurance that any of the foregoing conflicts will be resolved in a manner that does not adversely affect the business, financial condition or results of operations of TD Banknorth.

     In addition, although the stockholders agreement restricts TD’s ability to conduct a branch-based banking business in the United States other than through TD Banknorth, there are a number of limitations and exceptions to those restrictions, including operations conducted directly by TD branches and agencies, banking support of the TD Waterhouse brokerage business (including through TD’s existing U.S. insured depository institution, TD Waterhouse Bank, N.A.) and the ability to at least temporarily operate banks acquired by TD incidentally to a business combination between TD and a third party. It is possible that some of those businesses may compete with TD Banknorth and may have greater resources to do so. Moreover, because TD currently controls a depository institution in the United States the deposits of which are insured by the Federal Deposit Insurance Corporation

(“FDIC”) and may in the future control others, TD Banknorth’s subsidiary bank, TD Banknorth, NA, could be assessed for losses suffered or anticipated by the FDIC as a result of a default by, or assistance provided by the FDIC in connection with the potential default by, another insured depository institution controlled by TD. Any such assessment would be senior to the claims of TD Banknorth as shareholder and may adversely affect the business, financial conditions or results of operations of TD Banknorth. In addition, TD will have other obligations under U.S. banking laws to any such other depository institutions in the United States that it controls, including an obligation to guarantee, subject to certain limits, any plan of “prompt corrective action” such an institution is required to undertake should it become undercapitalized. Should these obligations arise, they may limit TD’s ability to make capital available to, and otherwise support, TD Banknorth.

TD, as the majority shareholder of TD Banknorth, has limited fiduciary duties to the minority shareholders of TD Banknorth.

     Because TD is a majority shareholder of TD Banknorth, TD owes fiduciary duties, under Delaware common law, to TD Banknorth and the other shareholders of TD Banknorth. The fiduciary duties of controlling shareholders under Delaware law, however, are limited in a number of respects. For example, a controlling shareholder generally may sell its shares of stock in the corporation to any buyer and at any price it wishes, as long as the shareholder does not have reason to suspect that the buyer will harm the corporation or the non-controlling shareholders. A controlling shareholder is also generally entitled to vote its shares as it chooses, including to advance its own financial interest. Moreover, Delaware courts have stated that the law generally does not require that a controlling shareholder sacrifice its own financial interest in the enterprise for the sake of the corporation or its minority shareholders. Accordingly, a controlling shareholder is not under a duty to sell its holdings in the corporation or to agree to a sale of the corporation merely because the sale would profit the minority. While the determination of the fiduciary obligations of TD in any particular context will depend on the specific facts, as a controlling shareholder TD will have significant discretion to act in its own interest with respect to the voting and sale of its shares and will have limited fiduciary duties to TD Banknorth and its minority shareholders with respect to these matters.

TD BANKNORTH INC.

General

     We are a Delaware corporation and a registered bank/financial holding company under the Bank Holding Company Act of 1956, as amended. We are a majority-owned subsidiary of TD and the successor to Banknorth Group, Inc., a Maine corporation.

     We conduct business from our headquarters in Portland, Maine and, as of March 31, 2005, 396 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. At March 31, 2005, we had consolidated assets of $32.1 billion and consolidated shareholders’ equity of $6.3 billion. Based on total consolidated assets at that date, we are one of the 35 largest commercial banking organizations in the United States.

     Our principal asset is all of the capital stock of TD Banknorth, NA, a national bank which was initially formed as a Maine-chartered savings bank in the mid-19th century.

     Our executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and our telephone number is (207) 761-8500.

Business

     Our principal business consists of attracting deposits from the general public through our banking offices and using these deposits to originate loans secured by first mortgage liens on existing single-family (one-to-four units) residential real estate and existing multi-family (over four units) residential and commercial real estate, construction loans, commercial business loans and leases and consumer loans. We also provide various mortgage banking services and investment management services, as well as, through subsidiaries of TD Banknorth, NA, engage in equipment leasing, investment planning, securities brokerage and insurance agency activities. We also invest in investment securities and other permitted investments.

     We derive our income principally from interest charged on loans and leases and, to a lesser extent, from interest and dividends earned on investments. We also increasingly derive income from non-interest sources such as fees received in connection with various lending services, deposit services, wealth management services, investment planning services and merchant and electronic banking services, as well as insurance agency commissions and, from time to time, gains on the sale of assets. Our principal expenses are interest expense on deposits and borrowings, operating expenses, provisions for loan and lease losses and income tax expense. Funds for activities are provided principally by deposits, advances from the Federal Home Loan Bank, securities sold under repurchase agreements, amortization and prepayments of outstanding loans, maturities and sales of investment securities and other sources.

     Through TD Banknorth, NA we provide extensive wealth management services to our customers. We offer employee benefit trust services in which we act as trustee, custodian, administrator and/or investment advisor, among other things, for employee benefit plans and for corporate, self-employed, municipal and not-for-profit employers located throughout our market areas. In addition, we serve as trustee of both living trusts and trusts under wills and in this capacity hold, account for and manage financial assets, real estate and special assets. Custody, estate settlement and fiduciary tax services, among others, also are offered by us. Assets held in a fiduciary capacity by us are not included in our consolidated balance sheet for financial reporting purposes.

     We are subject to extensive regulation and supervision under federal and state banking laws. For additional information in this regard, see “Supervision and Regulation,” commencing on page 8.

Acquisitions

     Our profitability and market share have been enhanced in recent years through internal growth and acquisitions of both financial and nonfinancial institutions. We continually evaluate acquisition opportunities and frequently conduct due diligence in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of our book value and net income per common share may occur in connection with any future transactions. Moreover, acquisitions commonly result in significant one-time charges against earnings, although cost-savings, especially incident to in-market acquisitions, frequently are anticipated, as are revenue enhancements.

     Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information,” commencing on page 1.

USE OF PROCEEDS

     The common stock offered hereby will be issued in connection with future acquisitions of assets or securities of other entities as described herein. Other than the assets or securities acquired, we will not receive any proceeds upon the issuance of common stock in connection therewith or upon the sale from time to time of such common stock by the holders thereof.

SUPERVISION AND REGULATION

General

     TD Banknorth is registered as a bank/financial holding company under the Bank Holding Company Act of 1956, as amended. As such, we are subject to regulation, supervision and examination by the Federal Reserve Board. TD Banknorth, NA is a national bank subject to regulation, supervision and examination by the Office of the Comptroller of the Currency of the United States (“OCC”), its chartering authority, and by the FDIC, which insures TD Banknorth, NA’s deposits to the maximum extent permitted by law. The regulatory framework is intended primarily for the protection of depositors and the insurance funds administered by the FDIC and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Financial Modernization

     The Bank Holding Company Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature and which are not authorized for bank holding companies. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the prompt corrective action provisions of the Federal Deposit Insurance Act, is well managed and has at least a satisfactory rating under the Community Reinvestment Act by filing a declaration with the Federal Reserve Board that the bank holding company seeks to become a financial holding company. We became a financial holding company effective January 25, 2002.

     No regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. The Bank Holding Company Act defines “financial in nature” to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency activities; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

Bank Acquisitions

     Pursuant to the Bank Holding Company Act, we are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority owned by us. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Interstate Banking and Branching Act”), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, subject to certain restrictions, thereby creating interstate branches. Pursuant to the Interstate Banking and Branching Act, a bank also may open new branches in a state in which it does not already have banking operations if the state enacts a law permitting such de novo branching.

Capital and Operational Requirements

     The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. “Tier 1 capital” generally consists of common and qualifying preferred stockholders’ equity, less certain intangibles and other adjustments. “Tier 2 capital” and “Tier 3 capital” generally consist of subordinated and other qualifying debt, preferred stock that does not qualify as Tier 1 capital and the allowance for credit losses up to 1.25% of risk-weighted assets.

     The sum of Tier 1, Tier 2 and Tier 3 capital, less investments in unconsolidated subsidiaries, represents qualifying “total capital,” at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 risk-based capital ratio is 4% and the minimum total risk-based capital ratio is 8%.

     The “leverage ratio” requirement is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%.

     Federal bank regulatory agencies require banking organizations that engage in significant trading activity to calculate a capital charge for market risk. Significant trading activity means trading activity of at least 10% of total assets or $1 billion, whichever is smaller, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies as the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization’s risk-based capital ratios.

     The Federal Deposit Insurance Act, as amended by the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank’s assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various federal bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An “adequately capitalized” institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, each of TD and TD Banknorth, NA is considered “well capitalized.”

     The Federal bank regulatory agencies also have adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. That evaluation will be made as part of the institution’s regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank’s capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. The banking agencies do not intend to establish an explicit risk-based capital charge for interest rate risk but will continue to assess capital adequacy for interest rate risk under a risk assessment approach based on a combination of quantitative and qualitative factors and have provided guidance on prudent interest rate risk management practices.

Distributions

     We derive funds for cash distributions to our stockholders primarily from dividends received from banking subsidiaries. TD Banknorth, NA is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank/financial holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     In addition to the foregoing, the ability of us and TD Banknorth, NA to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of us and our stockholders and creditors to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of such subsidiaries.

“Source of Strength” Policy

     According to Federal Reserve Board policy, bank/financial holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank/financial holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC – either as a result of default of a banking or thrift subsidiary of a bank/financial holding company such as TD Banknorth or related to FDIC assistance provided to a subsidiary in danger of default – the other banking subsidiaries of such bank/financial holding company may be assessed for the FDIC’s loss, subject to certain exceptions.

DESCRIPTION OF COMMON STOCK

     TD Banknorth is authorized by its certificate of incorporation to issue up to 400,000,000 shares of common stock, par value $.01 per share. As of April 30, 2005, there were 173,273,821 shares of TD Banknorth common stock issued and outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “BNK.”

     TD Banknorth also is authorized by its certificate of incorporation to issue one share of Class B Common Stock. The purpose of the one authorized and outstanding share of Class B common stock generally is to facilitate TD’s exercise of its rights as a majority holder of the outstanding TD Banknorth common stock to obtain representation on the board of directors of TD Banknorth through the election of Class B directors. The Class B common stock has no substantive rights apart from the right to vote for the election and removal of Class B directors and related rights and may be beneficially owned only by TD and its affiliates.

     Set forth below is a description of the material provisions of the TD Banknorth common stock. This description is subject to, and qualified in all respects by reference to, our certificate of incorporation and bylaws, the terms of the stockholders agreement and the Delaware General Corporation Law.

General

     Each share of TD Banknorth common stock has the same relative rights and is identical in all respects with each other share of TD Banknorth common stock. The TD Banknorth common stock is not subject to call for redemption. The outstanding shares of TD Banknorth stock are fully paid and nonassessable.

Voting Rights

     Each share of TD Banknorth common stock is entitled to one vote per share on each matter voted upon by the stockholders of TD Banknorth. The holders of the TD Banknorth common stock are not entitled, however, to vote in the election of the Class B Directors or, except as otherwise required by law, to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of the Class B common stock or one or more outstanding series of preferred stock if the holders of such affected series or class are entitled, either separately or together with the holders of one or more other such series, to vote on any such amendment under the provisions of the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or under the provisions of the Delaware General Corporation Law.

Dividends and Distributions

     Subject to the rights of the holders of any series of TD Banknorth preferred stock, the holders of the TD Banknorth common stock are entitled to such dividends or distributions as may be declared from time to time by our board of directors out of funds legally available therefor. The payment of dividends or distributions by TD Banknorth is subject to the restrictions of Delaware law applicable to the declaration of dividends by a Delaware corporation.

     As a bank/financial holding company, our ability to pay distributions is affected by the ability of our banking subsidiary to pay dividends. The ability of our banking subsidiary, as well as us, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

TD Purchase Rights

     The stockholders agreement provides that, until TD and its affiliates no longer own voting securities of TD Banknorth representing at least 25% of the then-outstanding voting securities of TD Banknorth, if TD Banknorth at any time proposes to issue any shares of common stock, other than in connection with the exercise of employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of TD Banknorth described in the stockholders agreement, TD will have the option, to the extent it did not previously exercise its rights described in the stockholders agreement to contribute capital and to purchase securities of TD Banknorth, to purchase for cash directly from TD Banknorth up to a sufficient number of shares of TD Banknorth common stock to maintain its ownership level immediately prior to the issuance, at the same purchase price as the price for the additional shares of TD Banknorth common stock to be issued. Until TD and its affiliates no longer own voting securities of TD Banknorth representing at least 25% of the then-outstanding voting securities of TD Banknorth, in the event that TD Banknorth proposes to issue options (other than employee stock options, stock appreciation rights or similar instruments covered by the repurchase obligation of TD Banknorth) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable for, shares of common stock, TD Banknorth must offer TD the opportunity to purchase for cash up to the percentage of those options, warrants or convertible debt or equity securities that represents the ownership percentage of TD and its affiliates of voting securities of TD Banknorth at the time of that issuance, at the same purchase price as is offered to the other purchasers of such options or warrants. The stockholders agreement also provides that in most cases where TD Banknorth seeks to raise additional capital, TD has the right to contribute that additional capital to TD Banknorth in exchange for additional shares of TD Banknorth common stock. Holders of TD Banknorth common stock do not have any preemptive or subscription rights with respect to any shares which may be issued by TD Banknorth in the future, except for the above-noted purchase and capital contribution rights granted to TD under the stockholders agreement. TD’s rights to purchase securities and contribute capital are subject to the ownership limitations described in the stockholders agreement.

Liquidation

     In the event of any liquidation, dissolution or winding up of TD Banknorth, the holders of the TD Banknorth common stock would be entitled to receive, after payment of all debts and liabilities of TD Banknorth, all assets of TD Banknorth available for distribution, subject to the rights of the holders of any TD Banknorth preferred stock which may be issued with a priority in liquidation or dissolution over the holders of the TD Banknorth common stock.

Restrictions on Ownership

     The Bank Holding Company Act generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of TD Banknorth. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would require the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of TD Banknorth. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, such as TD Banknorth, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

PLAN OF DISTRIBUTION

     We will issue the common stock being offered hereby from time to time in connection with the merger with or the acquisition by us or our subsidiaries of the assets or securities of financial institutions and businesses in which financial holding companies and their subsidiaries can engage under the Bank Holding Company Act of 1956, as amended. The consideration for any such acquisitions may consist of common stock, cash, notes or other evidences of debt, convertible or exchangeable securities, assumptions of liabilities or a combination thereof.

     It is expected that the terms of acquisitions involving the issuance of securities covered by this prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by us, or in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. We anticipate that the common stock issued in any such acquisition will be valued at a price reasonably related to the market value of the common stock either at the time of the agreement on the terms of an acquisition or at the time of delivery of the common stock. Once we know the actual information about a specific acquisition, we may provide further information by means of a post-effective amendment to the registration statement of which this prospectus is a part or by means of a supplement to this prospectus.

     We do not expect that an underwriting discount or commission will be paid by us in connection with issuances of common stock pursuant to this prospectus. However, finders’ fees, brokers’ commissions or financial advisory fees may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of common stock covered by this prospectus. Any person receiving any such fee may be deemed to be an underwriter within the meaning of the Securities Act.

     All expenses of the offering of common stock by us pursuant hereto will be paid by us.

LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by the law firm of Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

EXPERTS

     The consolidated financial statements of Banknorth Group, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein from Banknorth Group, Inc.’s annual report on Form 10-K for the year ended December 31, 2004, as amended, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

3,012,111 Shares

TD BANKNORTH INC.

Common Stock

Prospectus

                            , 2005

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Prospectus

Subject To Completion, Dated June 1, 2005

3,012,111 Shares

TD BANKNORTH INC.

Common Stock

     This prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons (the “Selling Stockholders”) who have received shares of common stock of TD Banknorth Inc., a Delaware corporation, in connection with the acquisition by TD Banknorth of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares of common stock in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, as more fully described herein. TD Banknorth will receive none of the proceeds from any such sale. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Certain legal, accounting, filing and other expenses of this offering may be paid by TD Banknorth. The Selling Stockholders generally will bear all other expenses of this offering, including brokerage fees and any underwriting discounts or commissions.

     The registration statement of which this prospectus is a part also relates to the offer and issuance by TD Banknorth from time to time of 3,012,111 shares of common stock in connection with its acquisition of the securities and assets of other businesses.

     The common stock is traded on the New York Stock Exchange under the symbol “BNK.” We urge you to obtain current market quotations for our common stock.

     See “Risk Factors” beginning on page 3 for a discussion of certain factors that should be considered carefully by prospective investors in the common stock offered hereby.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The securities offered hereby are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

The date of this Prospectus is                               , 2005.

[ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]

PLAN OF DISTRIBUTION

     This prospectus may be used by persons who receive from TD Banknorth shares of common stock covered by the registration statement, of which this prospectus is a part, in connection with the acquisition by TD Banknorth of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares of common stock in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be “underwriters” within the meaning of the Securities Act, provided, however, that no Selling Stockholder will be authorized to use this prospectus for any offer of such shares of common stock without first obtaining the written consent of TD Banknorth. TD Banknorth may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to conditions and limitations that may vary as to any given Selling Stockholder.

     Agreements with Selling Stockholders permitting use of this prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as a broker or dealer, selected by TD Banknorth; that Selling Stockholders enter into custody agreements with certain persons with respect to such shares; and that sales be made only by one or more of the methods described in this section, as appropriately supplemented or amended as required.

     Each Selling Stockholder may sell his, her or its shares of common stock from time to time directly or through broker-dealers who may act solely as agents, or who may acquire shares as principals. The distribution of shares of common stock may be effected in one or more transactions that may take place on any exchange or national inter-dealer quotation system on which the common stock is then listed or traded, including block trades or ordinary broker’s transactions, or through privately-negotiated transactions, or in accordance with Rule 144 under the Securities Act (or any other applicable exemption from registration under the Securities Act), through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.

     The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit and any commissions paid or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act. TD Banknorth and the Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities under the Securities Act.

     Each Selling Stockholder and any other person participating in a distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M and Rules 101 through 105 thereunder. Regulation M governs the activities of persons participating in a distribution of securities and, consequently, may restrict certain activities of, and limit the timing of purchases and sales of common stock by, Selling Stockholders and other persons participating in a distribution of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to exceptions or exemptions.

     The Selling Stockholders may resell the shares of common stock offered hereby only if such shares are qualified for sale under applicable state securities or “blue sky” laws or exemptions from such registration and qualification requirements are available.

2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, shareholders’ vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. TD Banknorth has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of TD Banknorth may, in such capacities, incur.

     TD Banknorth’s certificate of incorporation provides that directors will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to TD Banknorth or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with unauthorized distributions by a corporation), or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize, with the approval of a corporation’s shareholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of TD Banknorth will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of these provisions by the shareholders of TD Banknorth will not adversely affect any right or protection of a director of TD Banknorth existing at the time of such repeal or modification.

     TD Banknorth’s bylaws provide,

•	that TD Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of TD Banknorth, or is or was serving at the request of TD Banknorth as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent provided by the DGCL, provided that TD Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from TD Banknorth under its bylaws; and

•	that TD Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by TD Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the DGCL in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

     The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and bylaws of TD Banknorth.

Item 21. Exhibits and Financial Statement Schedules.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a) List of Exhibits:

Exhibit No.	Exhibit	Location
3.1	Certificate of Incorporation of TD Banknorth	(1)

3.2	Bylaws of TD Banknorth	(2)

4	Specimen common stock certificate of TD Banknorth	(3)

5	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities being registered	filed herewith

10	Amended and Restated Stockholders Agreement, dated as of August 25, 2004, among The Toronto-Dominion Bank, Banknorth Group, Inc. and TD Banknorth	(4)

23.1	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5)	filed herewith

23.2	Consent of KPMG LLP	filed herewith

24	Powers of Attorney (included in the signature page to this Registration Statement)	filed herewith

(1)	Incorporated by reference to Appendix B to the proxy statement/prospectus, dated January 11, 2005, included in the Registration Statement on Form S-4/F-4 filed by TD Banknorth and The Toronto-Dominion Bank (SEC File Nos. 333-119517/119519).

(2)	Incorporated by reference to Appendix C to the proxy statement/prospectus, dated January 11, 2005, included in the Registration Statement on Form S-4/F-4 filed by TD Banknorth and The Toronto-Dominion Bank (SEC File Nos. 333-119517/119519).

(3)	Incorporated by reference to the Registration Statement on Form S-4/F-4 filed by TD Banknorth and The Toronto-Dominion Bank (SEC File Nos. 333-119517/119519), filed on October 6, 2004, as amended.

(4)	Incorporated by reference to Appendix D to the proxy statement/prospectus, dated January 11, 2005, included in the Registration Statement on Form S-4/F-4 filed by TD Banknorth and The Toronto-Dominion Bank (SEC File Nos. 333-119517/119519).

     (b) Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 31st day of May 2005.

TD BANKNORTH INC.

By:	/s/ William J. Ryan

Name: William J. Ryan
Title: Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints each of William J. Ryan and Peter J. Verrill his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming either of such person’s signature as it may be signed by either of them to any and all such amendments.

/s/ William E. Bennett	May 31, 2005
William E. Bennett
Director

/s/ W. Edmund Clark	May 31, 2005
W. Edmund Clark
Director

/s/ Robert G. Clarke	May 31, 2005
Robert G. Clarke
Director

/s/ P. Kevin Condron	May 31, 2005
P. Kevin Condron
Director

/s/ John Otis Drew	May 31, 2005
John Otis Drew
Director

/s/ Colleen A. Khoury	May 31 2005
Colleen A. Khoury
Director

/s/ Dana S. Levenson	May 31, 2005
Dana S. Levenson
Director

/s/ Steven T. Martin	May 31, 2005
Steven T. Martin
Director

/s/ John M. Naughton	May 31, 2005
John M. Naughton
Director

/s/ Malcolm W. Philbrook, Jr.	May 31, 2005
Malcolm W. Philbrook, Jr.
Director

/s/ Angelo P. Pizzagalli	May 31, 2005
Angelo P. Pizzagalli
Director

/s/ Wilbur J. Prezzano	May 31, 2005
Wilbur J. Prezzano
Director

/s/ Irving E. Rogers, III	May 31, 2005
Irving E. Rogers, III
Director

/s/ William J. Ryan	May 31, 2005
William J. Ryan
Chairman, President and Chief Executive Officer
(principal executive officer)

/s/ Curtis M. Scribner	May 31, 2005
Curtis M. Scribner
Director

/s/ Gerry S. Weidema	May 31, 2005
Gerry S. Weidema
Director

/s/ Stephen J. Boyle	May 31, 2005
Stephen J. Boyle
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)